Exhibit 10.2

MODIFICATION TO SETTLEMENT AGREEMENT

Pursuant to Section 13 of the AGREEMENT OF SETTLEMENT AND MUTUAL RELEASE (the "Agreement"), this MODIFICATION TO SETTLEMENT AGREEMENT AND MUTUAL RELEASE is entered into by and between Defendant U.S. Global Nanospace, Inc. (f/k/a U.S. Global Aerospace, Inc.) ( “USGN”) and Plaintiff Everest International, Inc. f/k/a West Harris Property, Inc. (“Everest”). USGN and Everest hereby agree to the following modification of USGN’s obligations under Section 2 of the Agreement:

2.	In consideration of this Agreement, USGN agrees to the
following:

(a)	conveyance and transfer of ownership of the items listed in ¶ 1, above, to Everest by June 21, 2006, along with all documents, titles, keys and combinations necessary to transfer ownership;

(b)
other than the items set forth in ¶ 1 above, removal of all other items belonging to USGN, USDR and Seaman that are remaining on the Property, leaving the Property broom clean, within ten calendar days of June 21, 2006, in the following order:

i.	removal of property in the fenced parking area of the Property, including the 48’ truck trailer located on the Property;
ii.	removal of the three large storage units behind the building located on the Property;
iii.	removal of the chemicals stored in the southwest corner of the building located on the Property, including all cabinets and containers;
iv.	removal of the contents of the warehouse area of the building located on the Property; and
v.	removal of all files and computers owned by USGN in the office area of the building located on the Property;

(c)	issuance of 893,617 shares (closing price on June 12, 2006 of $.047 per share) of restricted common stock of USGN to Everest (the “Shares”) within ten calendar days of June 21, 2006;

(d)	tender cash payment in the amount of $10,000 to Everest by June 21, 2006;

(e)	forfeit all claims to the $11,000 security deposit paid to Everest pursuant to the Lease Agreement; and

(f)	tender cash payment of $32,000 at 10% per year via monthly installments of $1,464.43 commencing on October 1, 2006 with no prepayment penalty.

IN WITNESS WHEREOF, the Parties hereto have executed this Modification to the Agreement on the date set forth below.

Dated: June 21, 2006	U.S. GLOBAL NANOSPACE, INC. (f/k/a U.S. GLOBAL AEROSPACE, INC.)

	By:	/s/ Carl Gruenler
	Its:	Chief Executive Officer

Dated: June 21, 2006	EVEREST INTERNATIONAL, INC., f/k/a/ WEST HARRIS PROPERTY, INC.

	By:	/s/ Patrick Sullins
	Its:	President

ACKNOWLEDGMENT

STATE OF __________________	§
§
COUNTY OF ________________	§

BEFORE ME, the undersigned notary public, on this day personally appeared _____________________, who, being duly sworn on his oath, deposed and declared himself to be in his capacity as representative of U.S. Global Nanospace, Inc. (f/k/a U.S. Global Aerospace, Inc.), a Delaware corporation, and acknolwedged that he is duly authorized to enter into, sign and execute the foregoing instrument on behalf of U.S. Global Nanospace, Inc., on this ______ day of ______________, 2006.

____________________________________

Notary Public in and for the

State of _____________

My Commission Expires:

STATE OF Texas	§
§
COUNTY OF Tarrant	§

BEFORE ME, the undersigned notary public, on this day personally appeared Patrick Sullins, who, being duly sworn on his oath, deposed and declared himself to be in his capacity as representative of Everest International, Inc., a Texas corporation, and acknolwedged that he is duly authorized to enter into, sign and execute the foregoing instrument on behalf of Everest International, Inc., on this 21st day of June, 2006.

Sandra L. Nash

Notary Public in and for the

State of Texas

My Commission Expires: